UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) )

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ROSS ACQUISITION CORP II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ROSS ACQUISITION CORP II
1177 Avenue of the Americas, 5th Floor
New York, New York 10036

SUPPLEMENT TO THE PROXY STATEMENT
FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
ROSS ACQUISITION CORP II

September 13, 2024

Dear Ross Acquisition Corp II Shareholder:

On September 10, 2024, Ross Acquisition Corp II (“RAC”) filed a definitive proxy statement (the “Proxy Statement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Proxy Statement) with the U.S Securities and Exchange Commission (the “SEC”) in connection with RAC’s extraordinary general meeting (the “Extraordinary General Meeting”), to be held on September 16, 2024 at 10:00 a.m. Eastern Time, at the office of White & Case LLP at 1221 Avenue of the Americas, New York, NY 10020, and via a virtual meeting which is accessible through the following link: www.virtualshareholdermeeting.com/ROSS2024SM2, or at such other time, on such other date and at such other place to which the extraordinary general meeting may be adjourned.

RAC is filing this supplement (this “Supplement”) to its Proxy Statement to (i) inform its shareholders that it has elected to voluntarily extend the deadline (the “Redemption Deadline”) for its Public Shareholders to exercise their right to redeem their Public Shares for their pro rata portion of the funds available in the Trust Account and (ii) reiterate the full text of the resolutions to be considered. This Supplement should be read in conjunction with the Proxy Statement, and other than the revision described below, this Supplement does not modify any other information in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

As previously stated in the Proxy Statement, at the Extraordinary General Meeting, RAC’s shareholders will be asked to consider and vote on, among, other things, the Extension Amendment Proposal to amend RAC’s Memorandum and Articles of Association to extend the date by which RAC has to consummate a business combination (the “Extension”) from September 16, 2024 to March 16, 2026 (the “Extended Date”), or such earlier date as determined by RAC’s board of directors. RAC is also proposing to change its name from Ross Acquisition Corp II to “BPGC Acquisition Corp.”

RAC has elected to voluntarily extend the Redemption Deadline for its Public Shareholders to exercise their right to redeem their Public Shares for their pro rata portion of the funds available in the Trust Account to 5:00 p.m., Eastern Time, on Thursday, September 19, 2024.

Only holders of record of ordinary shares of RAC as of the close of business on August 30, 2024, which is the record date for the Extraordinary General Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Extraordinary General Meeting or any adjournment or postponement thereof. On the Record Date, 6,968,533 Class A ordinary shares and 4,625,000 Class B ordinary shares were outstanding and entitled to vote. Our issued and outstanding warrants to purchase ordinary shares of RAC do not have voting rights at the Extraordinary General Meeting. As noted above and in the Proxy Statement, the Extraordinary General Meeting will be held on September 16, 2024 at 10:00 a.m. Eastern Time.

You may exercise your redemption rights whether you vote your shares for or against the proposals or do not vote your shares. As a result, the proposals can be approved by RAC shareholders who will redeem their Public Shares and no longer remain shareholders, leaving shareholders who choose not to redeem their Public Shares holding shares in a company with a less liquid trading market, fewer shareholders and less cash. For additional information, see “Information about the Extraordinary General Meeting” in the Proxy Statement.

Extension Amendment Proposal

The full text of the Extension Amendment Proposal is:

RESOLVED, as a special resolution, that articles 49.7 and 49.8 of the Amended and Restated Articles of Association of the Company be deleted and replaced as follows:

“49.7 In the event that the Company does not consummate a Business Combination by March 16, 2026 (or such earlier date as determined by the Board), or such later time as the Members may approve in accordance with the Articles, the Company shall:

(a)	cease all operations except for the purpose of winding up;
(b)
as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c)	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.”

“49.8 In the event that any amendment is made to the Articles:

(a)
to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination by March 16, 2026, or such later time as the Members may approve in accordance with the Articles; or

(b)	with respect to any other provision relating to Members’ rights or pre-Business Combination activity,

each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.”

The Name Change Proposal

The full text of the Name Change Proposal is:

RESOLVED, as a special resolution,

1.	That the name of the Company is changed from Ross Acquisition Corp II to BPGC Acquisition Corp.
2.	That the Amended and Restated Articles of Association of Association of the Company be amended by the deletion of all reference to “Ross Acquisition Corp II” and replaced with “BPGC Acquisition Corp.”

The Adjournment Proposal

The full text of the Adjournment Proposal, if it is presented, is:

RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Amendment Proposal or the Name Change Proposal or if the Board determines that additional time is necessary to effectuate the Extension or it is not necessary or no longer desirable to proceed with the Extension Amendment Proposal or the Name Change Proposal is approved.

Before you vote, you should read the Proxy Statement and other documents that RAC has filed with the SEC, together with this Supplement, for more complete information about RAC and the proposals. If you have questions about the proposals or if you need additional copies of the Proxy Statement or the accompanying proxy card you should contact RAC at:

Ross Acquisition Corp II
1177 Avenue of the Americas, 5th Floor
New York, New York 10036
Tel: (561) 655-2615

On behalf of our Board, we would like to thank you for your support of Ross Acquisition Corp II

By Order of the Board
Ross Acquisition Corp II

/s/

September 13, 2024

You are not being asked to vote on a proposed business combination at this time. If the Extension is implemented and you do not elect to redeem your Public Shares, provided that you are a shareholder on the record date for the extraordinary general meeting to approve a proposed business combination, you will be entitled to vote on such proposed business combination when it is submitted to shareholders and will retain the right to redeem your Public Shares for cash in the event the proposed business combination is approved and completed or we have not consummated a business combination by the Extended Date, or such earlier date as determined by RAC’s board of directors.

Neither the SEC nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extraordinary General Meeting. If you are a shareholder of record, you may also cast your vote in person at the Extraordinary General Meeting by following the procedure described in the Proxy Statement. A shareholder’s failure to vote by proxy or to vote in person at the Extraordinary General Meeting, an abstention from voting or a broker non-vote will not count as votes cast at the Extraordinary General Meeting, and otherwise will have no effect on the proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

This Supplement is dated September 13, 2024.